CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-88390 and 333-25213) of our report dated March 20, 1997 on our audits of the consolidated financial statements of Proffitt's, Inc. and Subsidiaries as of February 1, 1997 and February 3, 1996, for each of the three years in the period ended February 1, 1997 which report is incorporated by reference in this Annual Report on Form 10-K.


                                       COOPERS & LYBRAND L.L.P.
Birmingham, Alabama
April 28, 1997








INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in these Registration Statements of Proffitts, Inc. on Form S-8 of our report dated March 3, 1995, with respect to the consolidated financial statements of Younkers, Inc. and subsidiary for the year ended January 28, 1995 not separately presented, appearing in this Annual Report on Form 10-K of Proffitts, Inc. for the year ended January 25, 1997.


     Des Moines, Iowa
     April 28, 1997